Exhibit 99.1
News Release
Capstone Companies, Inc. Attends 2017 National Hardware Show and Launches Product Line Expansions

DEERFIELD BEACH, FL, April 27, 2016 – Capstone Companies, Inc. (OTC: CAPC) ("Capstone" or the "Company"), a designer of innovative LED lighting solutions including power failure lighting, announced today that it will be launching several new product line extensions during the 2017 National Hardware Show in Las Vegas from May 9-11, 2017.
Stewart Wallach, Capstone Companies' President and Chief Executive Officer, commented, "We are introducing a number of product line extensions at this year's National Hardware Show as we continue to build on the momentum around our brands and innovative products.  Highlights among the introductions include:
•	Expanded vanity lighting product styles showcasing Capstone's signature night light features
•	Several new introductions in the battery operated indoor/outdoor motion sensor lighting category
•	Capstone's new Wi-Fi enabled devices featuring affordable connectivity for outlets and smart bulb control
"This year's National Hardware Show affords Capstone the opportunity to introduce to new potential customers its full array of products that are contributing to the Company's success in its existing market channels.  The recognition of our Hoover® Home LED brand, in addition to Capstone Lighting® brand at major retail operations is expected to deliver increased interest at this year's booth."
Capstone Industries will be located at booth number 3233.  For more information about the 2017 National Hardware Show, please visit the event's website at: http://www.nationalhardwareshow.com/
About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products, including the Hoover® HOME LED lighting product line, to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.
FORWARD-LOOKING STATEMENTS:
This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like "anticipate," "expect," "project," "continue" and similar words.  These statements are based on the Company's and its subsidiaries' current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company's products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company" and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company's Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URLs are not incorporated into this press release.
For more information, contact
Company:
Aimee Gaudet
Corporate Secretary
(954) 252-3440, ext. 313